Exhibit 8.2

DLA Piper LLP (US)
500 Eighth Street, N.W.
Washington, DC 20004
www.dlapiper.com

T	202.799-4000
F	202.799-5000

April 22, 2011

ATTORNEY-CLIENT PRIVILEGED

Centra Financial Holdings, Inc.

990 Elmer Prince Drive

Morgantown, West Virginia 26505

Re:	Centra Financial Holdings, Inc. and United Bankshares, Inc. Merger.

Ladies and Gentlemen:

We have acted as counsel to Centra Financial Holdings, Inc., a West Virginia corporation (“Centra”), in connection with the merger (the “Merger”) of Centra with and into UBC Holding Company, Inc., a West Virginia corporation (“Acquisition Sub”) that is a direct, wholly-owned subsidiary of United Bankshares, Inc., a West Virginia corporation (“United”), pursuant to an Agreement and Plan of Merger dated December 15, 2010 (the “Merger Agreement”), by and among United, Acquisition Sub and Centra.

In connection with rendering our opinion set forth herein, we have examined and relied on (i) the Merger Agreement,(ii) the registration statement on Form S-4, initially filed on March 18, 2011, as amended through the date hereof (the “Registration Statement”), which includes the Joint Proxy Statements of United and Centra, as filed with the Securities and Exchange Commission (the “SEC”). In addition, we have assumed that (i) the Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Merger Agreement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, correct and complete in all material respects, (iii) the representations made to us by United and Centra in their respective letters to us, each dated April 18, 2011, and delivered to us for purposes of this opinion are true, correct and complete in all material respects (“Representations Letters”) and (iv) any representations made in the Representation Letters or in the Merger Agreement “to the best knowledge of”, or similarly qualified, are true, correct, and complete in all material respects, in each case without such qualification. If any of the above-described assumptions are untrue for any reason or if the Merger is consummated in a manner that is inconsistent with the manner in which it is described in the Merger Agreement or the Registration Statement, our opinions as expressed below may be adversely affected and may not be relied upon.

The opinions expressed herein are based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect. Our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger or any other transactions.

Based upon and subject to the foregoing, we are of the opinion that the Merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code.

We express no opinion on any issue relating to Federal income tax consequences other than those described herein. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of the subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

Centra Bancshares Inc.

April 22, 2011

Page Two

We hereby consent to the filing of this opinion as Exhibit 8.2] to the Registration Statement. We also consent to the references to DLA Piper LLP (US) under the caption “Legal Matters,” “Material United States Federal Income Tax Consequences of the Merger,” “Conditions to the Merger,” “Conditions”; “Waivers” and “Legal Opinions,” and to the inclusion of the summary of our opinion in “Material United States Federal Income Tax Consequences of the Merger,” in the Prospectus filed as part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)